Exhibit 99.2

Foot Locker, Inc. First Quarter 2024 Earnings Results May 30, 2024

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This investor presentation includes “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks,” “continues,” “feels,” “forecasts,” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” Statements may be forward looking even in the absence of these particular words. Examples of forward-looking statements include, but are not limited to, statements regarding our financial position, business strategy, and other plans and objectives for our future operations, and generation of free cash flow. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect  on us. The forward-looking statements contained herein are largely based on our expectations for the future, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends, and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. As such, management’s assumptions about future events may prove to be inaccurate. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions you that the forward-looking statements contained herein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to, a change in the relationship with any  of  our  key  suppliers,  including  access  to  premium  products,  volume  discounts,  cooperative  advertising,  markdown  allowances,  or  the  ability  to  cancel  orders  or  return merchandise; inventory management; our ability to fund our planned capital investments; execution of the Company’s long-term strategic plan; a recession, volatility in the financial markets, and other global economic factors, including inflation; capital and resource allocation among our strategic opportunities; our ability to realize the expected benefits from acquisitions; business opportunities and expansion; investments; expenses; dividends; share repurchases; cash management; liquidity; cash flow from operations; access to credit markets at competitive terms; borrowing capacity under our credit facility; cash repatriation; supply chain issues; labor shortages and wage pressures; consumer spending levels; licensed store arrangements; the effect of certain governmental assistance programs; the success of our marketing and sponsorship arrangements; expectations regarding increasing global taxes; the effect of increased government regulation, compliance, and changes in law; the effect of the adverse outcome of any material litigation or government investigation that affects us or our industry generally; the effects of weather; ESG risks; increased competition; geopolitical events; the financial effects of accounting regulations and critical accounting policies; counterparty risks; and any other factors set forth in the section entitled “Risk Factors” of our most recent Annual Report on Form 10-K. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on forward-looking statements, which speak to our views only as of the date of this investor presentation. Additional risks and uncertainties that we do not presently know about or that we currently consider to be insignificant may also affect our business operations and financial performance. Please refer to “Item 1A. Risk Factors” in the Annual Report for a discussion of certain risks relating to our business and any investment in our securities. Given these risks and uncertainties, you should not rely on forward-looking statements as predictions of actual results. Any or all of the forward-looking statements contained in this investor presentation, or any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable, and take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Non-GAAP Measures – Amounts used in this presentation are on a Non-GAAP basis, a reconciliation is included in the Appendix.

First Quarter 2024 Results Foot Locker, Inc.

First Quarter 2024 Highlights Comp Sales Comp Detail -1.8% total Sales -2.8% Global FL/KFL +1.1% NA -2.5% EMEA +1.6% APAC -5.5% Gross margin -120 bps Higher Promotions YoY SG&A rate +220 bps Investments in Technology, Brand- Builiding, and Incentive Comp Healthy Inventory Levels Headed into 2Q24 -5.6% Year-over-year GAAP EPS $0.09 Non-GAAP EPS* $0.22 * A reconciliation to GAAP is provided in the Appendix Foot Locker, Inc.

1Q GLOBAL COMP DETAIL Footwear Up Low-Single Digits Apparel Down Mid-Teens Accessories Down Low-Single Digits Down Mid-Single Digits February Down Low-Single Digits March Approximately Flat April March/April Down Low-Single Digits Foot Locker, Inc. Note: Data is on comp basis.  Category data  is ex-WSS/atmos, while monthly data includes WSS/atmos. Foot Locker, Inc.

1Q COMP DETAIL Foot Locker +0.8% Champs Sports -13.4% Kids Foot Locker +6.4% WSS -5.8% NA -2.5% EMEA +1.6% Foot Locker Europe +1.6% APAC -5.5% Foot Locker -8.7% atmos +0.3% Foot Locker, Inc.

FIRST QUARTER 2024 GROSS MARGIN AND SG&A RATE GROSS MARGIN (% of sales) 30.0% Q1 2023 28.8% Q1 2024 Down 120 bps Vs. Last Year Key Drivers Merchandise Margin Fell 140 Bps on Sequentially Improved Markdowns compared to 4Q23 Occupancy Leveraged 20 Bps SG&A EXPENSES (% of sales) 22.4% Q1 2023 24.6% Q1 2023 Up 220 bps Vs. Last Year Key Drivers Pressure from Investments in Technology and Brand-Building Partially Offset by Cost Savings Foot Locker, Inc.

2024 OUT-LOOK (52-WEEK YEAR) Metric Outlook Commentary Total Sales -1.0% to +1.0% -1% annual headwind from lapping 53rd week in 2023 Comp Sales +1.0% to +3.0% Store Count Down -4% Square Footage Down -1% Licensing Revenue -$17 million Gross Margin 29.8% to 30.0% Lower markdowns year-on-year SG&A Rate 24.4% to 24.6% Ongoing investment spending D&A $210 to $215 million EBIT Margin 2.8% to 3.2% Net Interest -$12 million Non-GAAP Tax Rate 35.0%-36.0% Non-GAAP EPS $1.50-$1.70 Adjusted Capital Expenditures -$345 million Foot Locker, Inc.

Our Lace Up Plan Foot Locker, Inc.

1Q24 Lace Up Dashboard Expand Sneaker Culture Increase our array of brands to expand sneaker culture Progress Was Made against Each Lace Up Plan Imperative in 1Q24 Create Value for All Stakeholders Create lasting value for our communities, team members, and investors Power Up Our Portfolio Transform our store footprint through new concepts and footprint optimization Deepen Our Relationship with Customers Drive deeper customer engagement, and utilize data to better serve our customers Be Best-in-class Omni Make the customer journey more dynamic, personalized, and seamless EXCLUSIVES % of sales 15% 2023 Q1 13% 2024 Q1 20% 2026 Target COST OPTIMIZATION Program $20M 2024 Q1 $80M 2024 $350M Total Program OFF-MALL % if sq ft (na only) 34% 2023 Q1 39% 2024 Q1 50% 2026 Target NEW CONCEPTS % of sq ft 11% 2023 Q1 16% 2024 Q1 20% 2026 Target LOYALTY PENETRATION (NA) 24% 2023 Q1 26% 2024 Q1 50% 2026 Target DIGITAL % of sales 16.3% 2023 Q1 17.1% 2024 Q1 25% 2026 Target Foot Locker, Inc.

Willowbrook Mall Reinvented Retail Format Foot Locker, Inc. The Heart Kick it club Storefront Women's Perimeter Men's Perimeter Sneaker Hub

Foot Locker’s mission is to be the “go to” destination for discovering and buying and buying sneakers globally with the right focus, investment and capabilities, we will drive steady, long-term profitable growth lacing up for the future Strong assets to leverage operate in an exciting, growing market new insights and opportunities to grow Foot Locker, Inc.

FOOT LOCKER VISION Foot Locker Unlocks The “Inner Sneakerhead” In All Of Us – Sparking Discovery And Igniting The Power Of Sneaker Culture. FOOT LOCKER VISION

Bring the best of sneaker culture to all kids FOOT LOCKER recruit the next generation Champs Sports Serve the active athlete WSS Celebrate the Hispanic community Atmos share Japanese street and sneaker culture Foot Locker, Inc.

Our Lace Up Plan expand sneaker culture power up our portfolio deepen our relationship with customers be best-in-class omni create value for all stakeholders (customers, brand partners, community, team members, & investors) Foot Locker, Inc.

Appendix Foot Locker, Inc.

GAAP  to  Non-GAAP Reconciliations First Quarter 2024 2023 pre-tax income: Income before income taxes $13 $57 Pre-tax adjustments excluded from GAAP: Impairment and other (1) 14 39 Other income / expense (2) 2 1 Adjusted income before income taxes (non-GAAP) $29 $97 After-tax income: Net income $8 $36 Net income After-tax adjustments excluded from GAAP: Impairment and other, net of income tax benefit of $3, and $6 million, respectively (1) 11 33 Other income / expense, net of income tax expense of $-, and $- million, respectively (2) 2 1 Tax reserves benefit (3) — (4) Adjusted net income (non-GAAP) $21 $66

GAAP to Non-GAAP Reconciliations (cont.) First Quarter 2024 2023 Earnings per share: Diluted earnings per share $0.09 $0.38 Diluted EPS amounts excluded from GAAP: Impairment and other (1) 0.11 0.36 Other income / expense (2) 0.02  — Tax reserves benefit (3)  — (0.04) Adjusted diluted earnings per share (non-GAAP) $0.22 $0.70 Notes on Non-GAAP Adjustments: 1. For the first quarter of 2024, impairment and other included a loss accrual for legal claims of $7 million and a $7 million impairment of long-lived assets and right- of-use assets related to the Company's decision to no longer operate, and to sublease, one of its larger unprofitable stores in Europe. For the first quarter of 2023, impairment and other included transformation consulting expense of $19 million, impairment charges of $18 million, primarily accelerated tenancy charges on right-of-use assets for the closures of the Sidestep banner and certain Foot Locker Asia stores, and $2 million of reorganizations costs, primarily related the closure of a North American distribution center, and other costs associated with the closures of the Sidestep banner and certain Foot Locker Asia stores. 2. For the first quarters of 2024 and 2023, other income / expense consisted of $2 million and $1 million, respectively, of our share of losses related to equity method investments. 3. In the first quarter of 2023, the Company recorded a $4 million benefit related to income tax reserves due to a statute of limitations release. The Company provides earnings guidance only on a non-GAAP basis and does not provide a reconciliation of the Company's forward-looking guidance to the most directly comparable GAAP financial measures because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Foot Locker, Inc.